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                                                                    EXHIBIT 23.4

                                LEHMAN BROTHERS

                           CONSENT OF LEHMAN BROTHERS

     We hereby consent to the use of our opinion letter dated September 3, 1999 to the Board of Directors of International Telecommunication Data Systems, Inc. (the "Company") attached as Appendix D to the Company's Proxy Statement/Prospectus on Form F-4 (the "Prospectus") and to the references to our firm in the Prospectus under the headings "Summary -- Opinion of ITDS' Financial Advisor". "The Proposed Merger -- Background of the Merger", "The Proposed Merger -- ITDS' Reasons for the Merger", "The Proposed Merger -- Opinion of Financial Advisor to ITDS". In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder and we do not thereby admit that we are experts with respect to any part of the Registration Statement under the meaning of the term "expert" as used in the Securities Act.
                                              LEHMAN BROTHERS INC.

                                          /s/ Lehman Brothers Inc.

New York, New York
October 25, 1999